Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

National Waterworks, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to a change in the method of accounting for goodwill in 2002.

/s/ KPMG LLP

St. Louis, Missouri

April 23, 2004